Exhibit 99.1


                            SHARE EXCHANGE AGREEMENT

     This SHARE EXCHANGE AGREEMENT, is dated as of April 23, 1998, among WASTEMASTERS, INC., a Maryland corporation ("WasteMasters") and T. ALEC RIGBY, an individual (the "Stockholder").

                                  W I T N E S S E T H :

     WHEREAS, the Stockholder is the record and beneficial owner of 1,880,550 shares of common stock, $0.001 par value of Atlas Environmental, Inc., (the "Company") a Colorado corporation (the "Company Common Stock" or the "Company Shares"), which constitutes 40.95% of the issued and outstanding Company Common Stock;

     WHEREAS, the Stockholder desires to exchange his Company Shares for shares of common stock, par value $.01 per share, of WasteMasters, Inc. ("WasteMasters Common Stock") and WasteMasters desires to acquire all of the Company Shares owned by Stockholder through such exchange, each on the terms and subject to the conditions contained herein (the "Acquisition"); and

     WHEREAS, the Stockholder has determined that the Acquisition is in the best
interests  of  the  Stockholder,   and  has  approved  this  Agreement  and  the
transactions contemplated hereby;

     WHEREAS, the Board of Directors of WasteMasters has determined that the Acquisition is in the best interests of WasteMasters and has approved this Agreement and the transactions contemplated hereby;

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                           EXCHANGE OF COMPANY SHARES

     Section 1.1 EXCHANGE OF COMPANY SHARES. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), the Stockholder will convey, assign, transfer and deliver to WasteMasters, and WasteMasters will acquire and accept from the Stockholder, all right, title and interest in and to the Company Shares, free and clear of any lien, encumbrance, security interest, mortgage, pledge, charge, claim, option, right of first refusal or call, or restriction of any kind (collectively, "Liens") other than those, if any, created by WasteMasters.

     Section 1.2 CONVEYANCE. Such conveyance, assignment, transfer and delivery shall be effected by delivery by the Stockholder to WasteMasters of stock certificates representing the Company Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the Company Shares to WasteMasters, free and clear of any and all Liens, other than those, if any, created by WasteMasters.

     Section 1.3 CONSIDERATION.

     Upon the terms and subject to the conditions of this Agreement, WasteMasters will deliver or cause to be delivered 200,000 duly authorized, validly issued, fully paid and nonassessable Rule 144 restricted common stock shares of WasteMasters, Inc. valued at $3.00 per share in exchange for shares of Company Common Stock conveyed, assigned, transferred and delivered to WasteMasters by such Stockholder pursuant to Section 1.1 hereof (the "Common Stock Per Share Consideration"). The aggregate Common Stock Per Share Consideration payable to the Stockholder pursuant to this Agreement is hereinafter referred to as the "Aggregate Consideration."

     Section 1.4 ADJUSTMENT OF THE AGGREGATE CONSIDERATION. If between the date of this Agreement and the Closing Date (as hereinafter defined), the outstanding shares of Company Common Stock, or WasteMasters Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Common Stock Per Share Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction. Nothing stated in the immediately preceding sentence shall be construed as providing the holders of Company Shares any preemptive or antidilutive rights.

     Section 1.5 TRANSFER RESTRICTIONS; LEGEND.

     (a) The shares of WasteMasters Common Stock to be issued to the Stockholder pursuant to Section 1.3 hereof will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), on the Closing Date and may not be transferred, sold or otherwise disposed of by any Stockholder except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act. Except as otherwise agreed between the WasteMasters and the Stockholder, the Stockholder agrees that it will not transfer, sell or otherwise dispose of any of the shares of WasteMasters Common Stock received or reduce its interest in or relating to such shares of WasteMasters Common Stock until after the expiration of twelve (12) months following the Closing; and thereafter the Stockholder agrees to sell no more than 10,000 shares of WasteMasters Common Stock per month and all in accordance with SEC Rule 144. In the event that Stockholder desires to sell more than the specified lock-up maximums of 10,000 per month, it shall grant a first right of refusal to WasteMasters or its designee who shall have the right, but not the obligation to purchase such shares of WasteMasters Common Stock in excess of such maximums at a discount of 6% of the bid price on the date such right is extended. After receipt of written notice from Stockholder that he desires to sell more than the specified monthly lock-up maximum of 10,000 shares, WasteMasters or its designee shall have two (2) business days after receipt of such notice to exercise such first right of refusal. The Stockholder may sell the excess shares not purchased by WasteMasters during the next 20 business days.

     (b) Each certificate representing shares of WasteMasters Common Stock issued by WasteMasters and delivered by WasteMasters to the Stockholder in accordance with Section 1.3 shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN
OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE APPLICABLE SECURITIES AND EXCHANGE COMMISSION RULES AND REGULATIONS.

WasteMasters agrees to remove such legend (or any relevant portion thereof), by prompt delivery of substitute certificates upon the request of the holder if at such time such legend (or portion thereof) is no longer required for purposes of, or applicable pursuant to, the prior provisions of this Section 1.5.

                                   ARTICLE II

                                     CLOSING

     Section 2.1 CLOSING. Subject to the satisfaction or waiver of all the conditions to closing contained in Article VIII hereof, the closing (the
"Closing") of the Acquisition will take place at 10:00 a.m. on the first business day after satisfaction or waiver of the conditions to the Closing contained in Article VIII hereof, at the offices of WasteMasters, unless another date, time or place is agreed to by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date." In no event will the Closing Date be later than April 23, 1998.

     Section 2.2 DELIVERY OF THE SHARES. At the Closing, the Stockholder will deliver to WasteMasters (a) certificates evidencing the shares of Company Common Stock owned by such Stockholder ("Common Stock Certificates" or "Certificates"), each duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are reasonably necessary to transfer title to such shares.

     Section 2.3 DELIVERY OF COMMON STOCK. At the Closing, WasteMasters will (a) issue or cause to be issued to the Stockholder in exchange for Common Stock Certificates, shares of WasteMasters Common Stock in an amount equal to the Common Stock Per Share Consideration and (b) deliver certificates representing such shares of WasteMasters Common Stock as follows: WasteMasters will deliver to the Stockholder one or more certificates representing the shares of WasteMasters Common Stock issuable to such Stockholder pursuant to this Agreement. The shares of WasteMasters Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     Section 2.4 LOST CERTIFICATES. In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by WasteMasters, the posting by such person of a bond in such reasonable amount as WasteMasters may direct as indemnity against any claim that may be made against it with respect to such Certificate, WasteMasters shall, in respect of such lost, stolen or destroyed Certificate, issue or cause to be issued the number of shares of WasteMasters Common Stock deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                             INTENTIONALLY DELETED.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

               The   Stockholder   represents  and  warrants  as  to  itself  to
WasteMasters as follows:

     Section 4.1 ORGANIZATION. The Stockholder is an individual and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

     Section 4.2 AUTHORITY. The execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Stockholder has approved the transactions contemplated hereby and has determined that such transactions are in the best interests of the Company and such Stockholder.

     Section 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required, the execution, delivery or performance of this Agreement by each Stockholder, the consummation by each Stockholder of the transactions contemplated hereby and compliance by each Stockholder with any of the provisions hereof shall not (a) conflict with or result in any breach of any provisions of the organizational documents of such Stockholder, (b) require any filing by such Stockholder or any of its Subsidiaries with, or any permit, authorization, consent or approval to be obtained by such Stockholder of any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which any of them or any of their properties or assets may be bound or affected or (d) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to such Stockholder, except, in the case of clause (c) or (d), for violations, breaches or defaults which would not have a material adverse effect on the ability of such Stockholder to consummate the transactions contemplated hereby.

     Section 4.4 TITLE TO SHARES. Section 4.4 of the Stockholder Disclosure Schedule sets forth the number of outstanding shares of Company Common Stock owned by the Stockholder and the date of Stockholder's acquisition of same, and the Stockholder (i) owns such shares free and clear of any Liens and (ii) has full power, right and authority to exchange such shares pursuant to the terms of this Agreement.

     Section 4.5 INVESTMENT INTENTION. The Stockholder is acquiring the shares of WasteMasters Common Stock issuable to such Stockholder pursuant to the terms of this Agreement for investment solely for such Stockholder's own account and not with a view to or for resale in connection with the distribution or other disposition thereof except for such which are permitted hereunder and under the Securities Act.

     Section 4.6 FEDERAL SECURITIES LAW MATTERS. The Stockholder has been advised that (a) neither the sale nor the offer of the shares of WasteMasters Common Stock issuable pursuant to the terms of this Agreement has been registered under the Securities Act, (b) such shares must be held and the Stockholder must continue to bear the economic risk of the investment in the shares of WasteMasters Common Stock issuable to such Stockholder pursuant to the terms of this Agreement until such shares are subsequently registered under the Securities Act or an exemption from registration is available, (c) a restrictive legend in the form set forth in Section 1.5(c) hereof shall be placed on the certificates representing the shares of WasteMasters Common Stock issuable pursuant to the terms of this Agreement and (d) appropriate stop-transfer instructions shall be issued by WasteMasters, Inc. to its stock transfer agent with respect to such shares; provided that such legend shall be removed and such stop-transfer instructions lifted when and as contemplated by Section 1.5(c) hereof.

     Section 4.7 INTENTIONALLY DELETED.

     Section 4.8 ACCESS TO INFORMATION. (a) The Stockholder understands and is aware of all the risk factors related to an investment in the shares of WasteMasters Common Stock issuable pursuant to the terms of this Agreement, (b) the Stockholder or its attorneys or advisors have carefully reviewed this Agreement and have been granted the opportunity to ask questions of, and receive answers from, representatives of WasteMasters concerning the terms and conditions of the investment in the shares of WasteMasters Common Stock issuable pursuant to the terms of this Agreement and to obtain any additional information which such Stockholder deems necessary, (c) the Stockholder's knowledge and experience in financial and business matters is such that the Stockholder is capable of evaluating the risks of the investment in the shares of WasteMasters Common Stock issuable pursuant to the terms of this Agreement and (d) in making its decision to approve the transactions contemplated hereby and to exchange its shares of Company Common Stock for shares of WasteMasters Common Stock pursuant to this Agreement, the Stockholder has relied upon the independent investigation made by such Stockholder and, to the extent believed by the Stockholder to be appropriate, such Stockholder's representatives, including such Stockholder's own professional, tax and other advisors.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF WASTEMASTERS

     WasteMasters represents and warrants to the Stockholder as follows:

     Section 5.1 ORGANIZATION. WasteMasters is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a WasteMasters Material Adverse Effect (as hereinafter defined). As used in this Agreement, any reference to any event, change or effect having a "WasteMasters Material Adverse Effect" means such event, change or effect is, or is likely to be, materially adverse to (a) the business, properties, financial condition or results of operations of WasteMasters and its Subsidiaries, taken as a whole or (b) the ability of WasteMasters to consummate the transactions contemplated hereby.

     Section 5.2 INTENTIONALLY DELETED.

     Section 5.3 AUTHORITY. WasteMasters has the requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by WasteMasters and the consummation by WasteMasters of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WasteMasters and no other corporate proceedings on the part of WasteMasters are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by WasteMasters and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of WasteMasters, enforceable against WasteMasters in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     Section 5.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, Nasdaq, and filings under state securities or "blue sky" laws, the execution, delivery or performance of this Agreement by WasteMasters, the consummation by
WasteMasters of the transactions contemplated hereby and compliance by WasteMasters with any of the provisions hereof shall not (a) conflict with or result in any breach of any provision of the organizational documents of WasteMasters, (b) require any filing by WasteMasters or any of its Subsidiaries with, or any permit, authorization, consent or approval to be obtained by WasteMasters or any of its Subsidiaries of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a WasteMasters Material Adverse Effect),
(c) result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which WasteMasters or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (d) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to WasteMasters or any of its Subsidiaries, except, in the case of clause (c) or (d), for violations, breaches, defaults, terminations, cancellations or accelerations which would not have a WasteMasters Material Adverse Effect.

     Section 5.5 INTENTIONALLY DELETED.

     Section  5.6  BROKERS  OR  FINDERS.  Neither  WasteMasters  nor  any of its
Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     Section 5.7 TAKEOVER STATUTES. To the knowledge of WasteMasters, no Takeover Statute is applicable to the transactions contemplated by this Agreement.

     Section 5.8 INTENTIONALLY DELETED.

     Section 5.9 LEGAL PROCEEDINGS. Except as disclosed prior to the date hereof, and in public filings; (i) no litigation, investigation of which WasteMasters has knowledge or proceeding of or before any arbitrator or Governmental Entity has been commenced and is pending or, to the knowledge of WasteMasters, is threatened by or against WasteMasters or any of its Subsidiaries or against any of their respective properties or assets which would have, individually or in the aggregate, a WasteMasters Material Adverse Effect; and (ii) there are no judgments, injunctions, decrees, orders or other determinations of an arbitrator or Governmental Entity applicable to the WasteMasters or any of its Subsidiaries or any of their respective properties or assets which would have, individually or in the aggregate, a WasteMasters Material Adverse Effect.

     Section 5.10 COMPLIANCE WITH LAWS. Except as disclosed prior to the date hereof, and in public filings, each of WasteMasters and its Subsidiaries is in compliance in all respects with all laws, statutes, orders, rules, regulations, ordinances and judgments of any Governmental Entity, holds all Permits that are necessary to the conduct of its business or the ownership of its properties, and is in compliance with each such Permit, except where the failure to so comply with an applicable law or hold such Permits would not have a WasteMasters Material Adverse Effect.

     Section 5.11 INVESTMENT INTENTION. WasteMasters is acquiring the Company Shares pursuant to the terms of this Agreement for investment solely for WasteMasters own account and not with a view to or for resale in connection with the distribution or other disposition thereof except for such which are permitted hereunder and under the Securities Act.

     Section 5.12 FEDERAL SECURITIES LAW MATTERS. WasteMasters has been advised that (a) neither the sale nor the offer of the Company Shares pursuant to the terms of this Agreement has been registered under the Securities Act, (b) such shares must be held and WasteMasters must continue to bear the economic risk of the investment in the Company Shares pursuant to the terms of this Agreement until such shares are subsequently registered under the Securities Act or an exemption from registration is available, (c) a restrictive legend in the form set forth in Section 1.5(c) hereof shall be placed on the certificates representing the Company Shares pursuant to the terms of this Agreement and (d) appropriate stop-transfer instructions shall be issued by the Company to its stock transfer agent with respect to such shares; provided that such legend shall be removed and such stop-transfer instructions lifted when and as contemplated by Section 1.5(c) hereof.

     Section 5.13 ACCESS TO INFORMATION. (a) WasteMasters understands and is aware of all the risk factors related to an investment in the Company Shares issuable pursuant to the terms of this Agreement, (b) WasteMasters or its attorneys or advisors have carefully reviewed this Agreement and have been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the investment in the Company Shares issuable pursuant to the terms of this Agreement and to obtain any additional information which WasteMasters deems necessary, (c) WasteMaster's knowledge and experience in financial and business matters is such that WasteMaster's is capable of evaluating the risks of the investment in the Company Shares issuable pursuant to the terms of this Agreement and (d) in making its decision to approve the transactions contemplated hereby and to exchange WasteMasters Common Stock for the Company Shares pursuant to this Agreement, WasteMasters has relied upon the independent investigation made by WasteMasters and, to the extent believed by WasteMasters to be appropriate, WasteMaster's representatives, including WasteMaster's own professional, tax and other advisors.

                                   ARTICLE VI

                         COVENANTS AND OTHER AGREEMENTS

     Section 6.1 INTENTIONALLY DELETED.

     Section 6.2 NO SOLICITATION. Unless and until this Agreement is terminated in accordance with its terms, the Stockholder shall not, directly or indirectly, solicit or initiate discussions with, enter into negotiations or agreements with, or furnish any information about the Company that is not publicly available to, or otherwise assist, facilitate or encourage, any entity, person or group (other than WasteMasters, an affiliate of WasteMasters or their authorized representatives) concerning any proposal for a merger, sale of substantial assets, sale of any shares of capital stock or rights to acquire any shares of capital stock, recapitalization or other business combination transaction involving the Company or any of its Subsidiaries (a "Competing Transaction"). The Stockholder shall instruct the respective officers, directors, employees, advisors, affiliates, counsel and agents (collectively, "Representatives") of the Company and its Subsidiaries not to take any action contrary to the provisions of the previous sentence. The Stockholder shall notify WasteMasters immediately in writing if the Company becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with, the Company or its Subsidiaries with respect to a Competing Transaction.

     Section 6.3 INTENTIONALLY DELETED.

     Section 6.4 INTENTIONALLY DELETED.

     Section 6.5 NOTIFICATION OF CERTAIN MATTERS. Each of the Stockholder and WasteMasters shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any event or change or impending occurrence of any event or change of which it has knowledge and which has resulted, or which, insofar as can reasonably be foreseen, is likely to result, in any of the conditions to the transactions contemplated hereby set forth in Article VIII hereof not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 6.6 INTENTIONALLY DELETED.

     Section 6.7 REASONABLE EFFORTS.

     (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the preparation and filing of all applicable forms under applicable laws, (ii) such actions as may be required to be taken under applicable state securities or "blue sky" laws in connection with the issuance of shares of WasteMasters Common Stock and contemplated hereby, (iii) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite consents, approvals, authorizations or orders of any Governmental Entity or third party and (iv) the satisfaction of all conditions to the Closing.

     (b) Each party shall promptly consult with the other with respect to and provide any necessary information not subject to legal privilege with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement (except personal information with respect to officers and directors). Each party hereto shall promptly inform the other of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

     (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require WasteMasters to enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring WasteMasters to hold separate or divest, or to restrict the dominion or control of WasteMasters or any of its affiliates over any other business of WasteMasters, its affiliates or the Company and its Subsidiaries. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the Closing.

     Section 6.8 INTENTIONALLY DELETED.

     Section 6.9 INTENTIONALLY DELETED.

     Section 6.10 INTENTIONALLY DELETED.

     Section 6.11 INTENTIONALLY DELETED.

     Section 6.12 INTENTIONALLY DELETED.

     Section 6.13 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, the Stockholder shall cause the Company, and WasteMasters and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to act to eliminate or minimize the effects of any such Takeover Statute on any of the transactions contemplated by this Agreement.

     Section 6.14 CERTAIN ACTIONS. Each of the parties hereto shall not take any action that would, or that could reasonably be expected to, result in any of the conditions to their respective obligations to consummate the transactions contemplated hereby set forth in Article VIII not being satisfied.

     Section 6.15 INTENTIONALLY DELETED.

     Section 6.16 FURTHER ASSURANCES. In the event that at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Stockholder and WasteMasters shall take such necessary action.

     Section 6.17 LIMITED SURVIVAL OF WARRANTIES AND REPRESENTATIONS. The warranties and representations contained in Articles IV and V shall survive the Closing for a period of 12 months following the date of this Agreement, after which they shall automatically expire and be of no further force or effect.

     Section 6.18 INTENTIONALLY DELETED.

                                   ARTICLE VII

                             INTENTIONALLY DELETED.


                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ACQUISITION. The respective obligation of each party hereto to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

     (a) NO INJUNCTIONS OR RESTRAINTS. (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or materially restricting the consummation of the transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted) and (ii) no action by any Governmental Entity shall be pending seeking to prevent or materially restrict the consummation of the transactions contemplated hereby; provided, however, that the conditions set forth in the preceding clause (ii) shall not be a condition to WasteMasters' obligations unless WasteMasters has complied in all material respects with the provisions of Section 6.7 hereof.

     (b) REGULATORY APPROVALS. (i) All authorizations, consents, orders or approvals of those Governmental Entities listed in Section 8.1(c) of the Stockholder Disclosure Schedule shall have been obtained and (ii) all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to be obtained, made or occurred would have a Company Material Adverse Effect or a WasteMasters Material Adverse Effect, shall have been obtained, made or occurred; provided, however, that the condition set forth in the preceding clause (ii) shall not be a condition to WasteMasters' obligations unless WasteMasters has complied in all material respects with the provisions of
Section 6.7 hereof. WasteMasters shall have received all state securities or "blue sky" permits and other authorizations necessary to issue or cause the issuance of the WasteMasters Common Stock pursuant to this Agreement.

     (c) THIRD PARTY  CONSENTS.  All consents of those third  parties  listed in
Section 8.1(d) of the Stockholder Disclosure Schedule shall have been obtained on terms reasonably acceptable to WasteMasters.

     Section 8.2 CONDITIONS TO OBLIGATION OF WASTEMASTERS. The obligation of WasteMasters to effect the transactions contemplated hereby are also subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions unless waived by WasteMasters:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Stockholder set forth in this Agreement (i) that are qualified as to materiality shall be true, complete and correct in all respects and (ii) that are not so qualified shall be true, complete and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that the accuracy of the representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date) and, in each case except for changes expressly permitted by this Agreement.

     (b) PERFORMANCE OF OBLIGATIONS OF THE STOCKHOLDER. The Stockholder shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) CERTIFICATE. WasteMasters shall have received a certificate, dated the Closing Date, signed on behalf of the Stockholder to the effect that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(e) have been satisfied.

     (d) INTENTIONALLY DELETED.

     (e) NO MATERIAL ADVERSE CHANGE. No change or development, or combination of changes or developments shall have occurred which would have a Company Material Adverse Effect.

     (f) INTENTIONALLY DELETED.

     (g) INTENTIONALLY DELETED

     (h) INTENTIONALLY DELETED.

     (i) INTENTIONALLY DELETED.

     (j) INTENTIONALLY DELETED.

     (k) ASSIGNMENT OF WARRANTS AND CAUSES OF ACTION. The Stockholder shall have executed and delivered to WasteMasters an agreement in form and substance mutually acceptable to Stockholder and WasteMasters whereby Stockholder assigns to WasteMasters all right, title, and interest in and to all warrants and/or options to acquire Company Shares; and causes of action against any person relating in any way to Stockholder's ownership of the Company Shares; all in consideration of the Common Stock Per Share Consideration. Excluded from such conveyance shall be the unsecured proof of claim filed by Stockholder on May 27, 1997 in the amount of $582,945 in a case styled IN RE ATLAS ENVIRONMENTAL, INC.; Case No. 97-20203-BKC-RBR, Chapter 11 (Jointly Administered with other cases), pending in the United States Bankruptcy Court For The Southern District of Florida.

     Section 8.3 CONDITIONS TO OBLIGATION OF THE STOCKHOLDER. The obligation of the Stockholder to consummate the transactions contemplated hereby is also subject to the satisfaction of the following additional conditions, on or prior to the Closing Date, unless waived by the Stockholder's Representative (as hereinafter defined):

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of WasteMasters set forth in this Agreement (i) that are qualified as to materiality shall be true, complete and correct in all respects and (ii) that are not so qualified shall be true, complete and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that the accuracy of the representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date).

     (b) PERFORMANCE OF OBLIGATIONS OF WASTEMASTERS. WasteMasters shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) CERTIFICATES. The Stockholder shall have received a certificate, dated the Closing Date, signed on behalf of WasteMasters by its chief executive officer or its chief financial officer to the effect that the conditions set forth in Sections 8.3(a), 8.3(b) and 8.3(d) have been satisfied.

     (d) NO MATERIAL ADVERSE CHANGE. No change or development, or combination of changes or developments shall have occurred which would have a WasteMasters Material Adverse Effect.

     (e) CORPORATE ACTION. The Stockholder shall have received from WasteMasters
(i) copies of resolutions of WasteMasters' Board of Directors approving and adopting this Agreement and the transactions contemplated hereby, certified on behalf of WasteMasters by its corporate secretary, and (ii) a certificate of existence and of good standing from the Secretary of State of the State of Maryland for WasteMasters dated as of a date not more than ten (10) days prior to the Closing Date.

     (f) INTENTIONALLY DELETED.

     (g) INTENTIONALLY DELETED.

     (h) WARRANT PURCHASE AGREEMENT. Wastemasters shall have executed and delivered to Stockholder a Warrant Purchase Agreement that grants to Stockholder the right to purchase additional shares of Wastemasters Common Stock as follows: for a period of 24 months following the Closing the Seller will have the right to purchase 500,000 shares of Wastemasters Common Stock (subject to adjustment) at a purchase price per share of $5.00; and for a period of 24 months following the Closing the Seller will have the right to purchase 500,000 shares of Wastemasters Common Stock (subject to adjustment) at a purchase price per share of $15.00.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

     Section 9.1 INTENTIONALLY DELETED

     Section 9.2 INTENTIONALLY DELETED

     Section 9.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken or authorized by its Board of Directors, in the case of WasteMasters, and, by the Stockholder, in the case of the Stockholder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.4 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by its Board of Directors, in the case of WasteMasters, and by the Stockholder, in the case of the Stockholder, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                    ARTICLE X

                             INTENTIONALLY DELETED.


                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by facsimile (which is confirmed), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to WasteMasters, to:

                   WasteMasters, Inc.
                   1230 Peachtree, Suite 2545
                   Atlanta, Georgia  30309
                   Facsimile: 404-888-9447

               (b) if to the Stockholder's Representative, to:

                   T. Alec Rigby
                   C/o Edwards & Angell
                   250 Royal Palm Way
                   Palm Beach, Florida  33480
                   Facsimile:  (561) 655-8719
                   Attn:  John G. Igoe, Esq.

     Section 11.2 INTENTIONALLY DELETED.

     Section 11.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April ____, 1998. The word "knowledge" of or with respect to the Stockholder shall mean the actual knowledge of T. Alec Rigby; and the words "know", "known" and like terms with respect to the Company shall have correlative meanings.

     Section 11.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 6.15 hereof, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

     Section 11.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to any applicable conflicts of law principles.

     Section 11.7 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof (without the requirement of the posting of any bond or other security), in addition to any other remedy at law or equity.

     Section 11.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 11.9 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect original intent of the parties.

     Section 11.10 INTENTIONALLY DELETED.

     Section  11.11  FEES  AND  EXPENSES.   Whether  or  not  the   transactions
contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by WasteMasters, if incurred by WasteMasters, or any of its affiliates (other than the Stockholder and its affiliates), or by the Stockholder, if incurred by the Stockholder, its affiliates, or the Stockholder.

     Section 11.12 JURISDICTION. Subject to Section 10.3 hereof, each of the Stockholder, the Company and WasteMasters hereby (i) consents to be subject to jurisdiction of the United States District Court for the Southern District of Florida and the jurisdiction of the courts of the State of Florida in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the United States District Court for the Southern District of Florida or the courts of the State of Florida, (iv) irrevocably waives (A) any objection that it may have or hereafter have to the laying of venue of any such suit, action or proceeding in such court and (B) any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum and (v) irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 11.1 hereof.

     Section 11.13 JOINT PRESS RELEASE. WasteMasters and Stockholder shall jointly cooperate in preparing a press release concerning the subject matter of this Agreement and neither WasteMasters or Stockholder shall issue a press release without the approval of the other party.

     IN WITNESS WHEREOF, WasteMasters and the Stockholder have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                         WASTE VENTURES CORPORATION


                                         /s/Robert N. Kemper, Jr.
                                         --------------------------------------
                                         Name:  Robert N. Kemper, Jr.
                                         Title: President


                                         THE STOCKHOLDER


                                         /s/T.Alec Rigby
                                         --------------------------------------
                                            T.Alec Rigby